Exhibit 99.1

Ginkgo Bioworks Reports Third Quarter 2024 Financial Results

Ginkgo provides update on its restructuring process including an acceleration of site consolidation initiatives and continued progress on cost reductions

Ginkgo signs new and expanded deals with Novo Nordisk and achieves a major research milestone with Merck
BOSTON, Mass – November 12, 2024 – Ginkgo Bioworks Holdings, Inc. (NYSE: DNA, “Ginkgo”), which is building the leading platform for cell programming and biosecurity, today announced its results for the third quarter ended September 30, 2024. The update, including a webcast slide presentation with additional details on the third quarter and supplemental financial information will be available at investors.ginkgobioworks.com.

Third Quarter 2024 Financial Results
•Third quarter 2024 Total revenue of $89 million, up from $55 million in the comparable prior year period, an increase of 61% driven by $45 million of non-cash revenue from a release of deferred revenue relating to the mutual termination of a customer agreement. Excluding this impact, Total revenue in the quarter was $44 million, a decrease of 21% over the prior year period
◦Excluding the $45 million non-cash deferred revenue release, third quarter 2024 Cell Engineering revenue of $30 million, down from $37 million in the comparable prior year period, a decrease of 20% driven by the continued shift from early stage customers to large/enterprise customers along with commercial changes related to the restructuring
◦Third quarter 2024 Biosecurity revenue of $14 million with gross profit margin of 28%. Biosecurity revenue decreased from the comparable prior year period due to the expected ramp down of K-12 testing
•Third quarter 2024 Loss from operations of $(55) million (inclusive of stock-based compensation expense of $14 million and M&A and restructuring related costs of $2 million, net), compared to Loss from operations of $(286) million (inclusive of stock-based compensation expense of $54 million and M&A and restructuring related costs, including asset impairments, of $124 million) in the comparable prior year period. The 2024 period also benefited from the above non-cash deferred revenue release
•Third quarter 2024 Adjusted EBITDA of $(20) million, up from $(84) million in the comparable prior year period, driven by the above non-cash deferred revenue release and a decrease in operating expenses
•Cash and cash equivalents balance as of the end of the third quarter of $616 million

“I’m extremely proud of the significant progress we made in the third quarter,” said Jason Kelly, co-founder and CEO of Ginkgo. “The team has been laser-focused on delivering for customers while driving down costs even further. We are achieving ambitious milestones, signing new deals with several new and existing customers while also launching our new Automation, Datapoints and AI offerings. Beyond customer successes, we will substantially consolidate our overall real estate footprint by exiting several facilities in Cambridge, MA and Europe by year end. We couldn’t have done this without the support of our Board and we’re very grateful to Arie for all of his service and contributions to our journey since going public, and look forward to working closely with Sri as he brings a wealth of knowledge in the automation and life science tools space as we expand increasingly into tools. It’s an incredibly important time to be pursuing the mission of making biology easier to engineer and creating sustainable biosecurity infrastructure for the future. I am excited by the momentum we are gaining to meet that mission as we close out this year on a substantially reduced cost base.”

Recent Business Highlights & Strategic Positioning
•Cell Engineering closed deals with new and existing customers
◦Added 25 new programs and other customer contracts to the Cell Engineering platform in Q3 2024, of which 11 were comparable in size and scope to historically reported New Programs and an additional 14 contracts that represent a variety of other deal archetypes, such as Datapoints projects
◦Signed a new deal with Novo Nordisk focused on the discovery and development of proteins while also expanding Ginkgo’s existing collaboration on expression systems for pharmaceutical products

◦Delivered on a major research milestone for Ginkgo’s previously announced deal with Merck. As part of this milestone completion, Ginkgo will receive a fee of $9 million in cash, expected in Q4 2024, and will move to Stage 2 to work towards making an even more effective production process
◦Signed three new Datapoints deals with a major TechBio company and two of the top 25 pharmaceutical companies
•Ginkgo Biosecurity continues to work towards creating solutions that offer persistent, pervasive monitoring
◦Ginkgo validated its approach to rapidly detect H5N1 and has updated its offerings to include DNA sequencing of raw milk, bioinformatics as a service and comprehensive analyzed data sets
•Ginkgo made significant progress on its plan to reach Adjusted EBITDA breakeven by the end of 2026
◦The reduction in force is estimated to achieve over $85 million in annualized savings by mid-2025
◦Ginkgo has continued implementing significant non-people cost cutting measures, including rationalizing third-party costs and site consolidation
•Dr. Sri Kosuri, CEO of Octant and former associate professor at UCLA in the Chemistry and Biochemistry Department, joined our Board on November 6, 2024. Dr. Arie Belldegrun, a director since September 2021 and member of our compensation committee, resigned from the Board on November 7, 2024

Full Year 2024 Outlook
•Ginkgo previously issued 2024 guidance for Total revenue of $170-190 million; Cell Engineering services revenue of $120-140 million; and Biosecurity revenue of at least $50 million. Ginkgo updates its previously issued guidance solely to reflect the impact of the previously mentioned $45 million non-cash deferred revenue release in the third quarter to:
◦Total revenue guidance of $215-235 million in 2024;
◦Cell Engineering services revenue of $165-185 million in 2024; and
◦Biosecurity revenue of at least $50 million in 2024.

Conference Call Details
Ginkgo will host a videoconference today, Tuesday, November 12, 2024, beginning at 5:30 p.m. ET. The presentation will include an overview of third quarter financial performance, recent business updates, a discussion on Ginkgo’s outlook, as well as a moderated question and answer session.

To ask a question ahead of the presentation, please submit your questions to @Ginkgo on X (hashtag #GinkgoResults) or by sending an e-mail to investors@ginkgobioworks.com.

A webcast link is available on Ginkgo's Investor Relations website and a replay will be made available following the presentation.
Ginkgo Investor Website: https://investors.ginkgobioworks.com/events/

Audio-Only Dial Ins:
+1 646 876 9923 (New York)
+1 301 715 8592 (Washington DC)
+1 312 626 6799 (Chicago)
+1 669 900 6833 (San Jose)
+1 253 215 8782 (Tacoma)
+1 346 248 7799 (Houston)
+1 408 638 0968 (San Jose)

Webinar ID: 920 8859 2008

If you experience technical difficulties with any of these dial-ins or if you need international dial-in numbers, please visit our website at https://investors.ginkgobioworks.com/events/ for updated dial-in information.

About Ginkgo Bioworks
Ginkgo Bioworks is the leading horizontal platform for cell programming, providing flexible, end-to-end services that solve challenges for organizations across diverse markets, from food and agriculture to pharmaceuticals to industrial and specialty chemicals. Ginkgo Biosecurity is building and deploying the next-generation infrastructure and technologies that global leaders need to predict, detect, and respond to a wide variety of biological threats. For more information, visit

ginkgobioworks.com and ginkgobiosecurity.com, read our blog, or follow us on social media channels such as X (@Ginkgo and @Ginkgo_Biosec), Instagram (@GinkgoBioworks), Threads (@GinkgoBioworks) or LinkedIn.

Forward-Looking Statements of Ginkgo Bioworks
This press release, the presentation, and the conference call and webcast contain certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our plans, strategies, including with respect to our current expectations, operations and anticipated results of operations, both business and financial, including the timing for attaining Adjusted EBITDA breakeven and profitability, our reduction in workforce and anticipated impacts thereof, the timing and structuring of our facilities consolidation and the potential financial impact thereof, potential customer success, including successful application of our offerings by our customers, expectations with regard to revenue, expenses, including our stock-based compensation expenses, our full year 2024 outlook, and the market environment, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements generally are identified by the words "believe," "can," "project," "potential," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) our ability to realize near-term and long-term cost savings associated with our site consolidation plans, including the ability to terminate leases or find sub-lease tenants for unused facilities, (ii) volatility in the price of Ginkgo's securities due to a variety of factors, including changes in the competitive and highly regulated industries in which Ginkgo operates and plans to operate, variations in performance across competitors, and changes in laws and regulations affecting Ginkgo's business, (iii) the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional business opportunities, (iv) the risk of downturns in demand for products using synthetic biology, (v) the uncertainty regarding the demand for passive monitoring programs and biosecurity services, (vi) changes to the biosecurity industry, including due to advancements in technology, emerging competition and evolution in industry demands, standards and regulations, (vii) the outcome of any pending or potential legal proceedings against Ginkgo, (viii) our ability to realize the expected benefits from and the success of our Foundry platform programs, (ix) our ability to successfully develop engineered cells, bioprocesses, data packages or other deliverables, (x) the product development or commercialization success of our customers, and (xi) the potential negative impact on our business of our planned reduction in force or the failure to realize the anticipated savings associated therewith. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of Ginkgo's annual report on Form 10-K filed with the U.S. Securities and Exchange Commission (the "SEC") on February 29, 2024 and other documents filed by Ginkgo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ginkgo assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Ginkgo does not give any assurance that it will achieve its expectations.

Use of Non-GAAP Financial Measures
Certain of the financial measures included in this release, including Adjusted EBITDA, have not been prepared in accordance with generally accepted accounting principles ("GAAP"), and constitute "non-GAAP financial measures" as defined by the SEC. Ginkgo has included these non-GAAP financial measures because it believes they provide an additional tool for investors to use in evaluating Ginkgo's financial performance and prospects. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. These non-GAAP financial measures are supplemental to, and should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. In addition, these non-GAAP financial measures may differ from non-GAAP financial measures with comparable names used by other companies. See the reconciliation below for additional information regarding certain of the non-GAAP financial measures included in this release, including a description of these non-GAAP financial measures and a reconciliation of the historic measures to Ginkgo's most comparable GAAP financial measures.

Ginkgo Bioworks Contacts:

INVESTOR CONTACT:
investors@ginkgobioworks.com

MEDIA CONTACT:
press@ginkgobioworks.com

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data, unaudited)

	As of September 30, 2024	As of December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$ 616,214	$ 944,073
Accounts receivable, net	23,411	17,157
Accounts receivable - related parties	531	742
Prepaid expenses and other current assets	22,324	39,777
Total current assets	662,480	1,001,749
Property, plant, and equipment, net	211,035	188,193
Operating lease right-of-use assets	405,911	206,801
Investments	62,103	78,565
Intangible assets, net	79,566	82,741
Goodwill	—	49,238
Other non-current assets	59,788	58,055
Total assets	$ 1,480,883	$ 1,665,342
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 15,700	$ 9,323
Deferred revenue	22,894	44,486
Accrued expenses and other current liabilities	75,833	110,051
Total current liabilities	114,427	163,860
Non-current liabilities:
Deferred revenue, net of current portion	105,247	158,062
Operating lease liabilities, non-current	445,592	221,835
Other non-current liabilities	17,674	24,433
Total liabilities	682,940	568,190
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	5	5
Additional paid-in capital	6,527,698	6,386,191
Accumulated deficit	(5,730,023)	(5,290,528)
Accumulated other comprehensive income	263	1,484
Total stockholders’ equity	797,943	1,097,152
Total liabilities and stockholders’ equity	$ 1,480,883	$ 1,665,342

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cell Engineering revenue	$ 75,089	$ 37,176	$ 139,183	$ 116,555
Biosecurity revenue:
Product	—	6,495	—	28,949
Service	13,957	11,759	44,013	71,196
Total revenue	89,046	55,430	183,196	216,700
Costs and operating expenses:
Cost of Biosecurity product revenue	—	906	—	7,481
Cost of Biosecurity service revenue	9,987	6,017	30,996	39,913
Cost of other revenue	2,016	—	3,930	—
Research and development (1)	77,006	156,662	347,684	463,583
General and administrative (1)	52,292	82,028	188,864	295,802
Impairment of lease assets	—	96,210	—	96,210
Goodwill impairment	—	—	47,858	—
Restructuring charges	2,949	—	20,015	—
Total operating expenses	144,250	341,823	639,347	902,989
Loss from operations	(55,204)	(286,393)	(456,151)	(686,289)
Other income (expense):
Interest income, net	9,251	15,020	31,275	43,914
Loss on equity method investments	—	—	—	(1,516)
Loss on investments	(6,912)	(36,324)	(16,282)	(44,815)
Loss on deconsolidation of subsidiary	(7,013)	—	(7,013)	—
Change in fair value of warrant liabilities	1,528	1,891	5,701	(1,387)
Other income, net	1,572	2,893	2,821	9,045
Total other income (expense)	(1,574)	(16,520)	16,502	5,241
Loss before income taxes	(56,778)	(302,913)	(439,649)	(681,048)
Income tax expense (benefit)	(375)	(22)	(154)	127
Net loss	$ (56,403)	$ (302,891)	$ (439,495)	$ (681,175)
Net loss per share, basic and diluted	$ (1.08)	$ (6.21)	$ (8.58)	$ (14.09)
Weighted average common shares outstanding:
Basic	52,240	48,770	51,244	48,330
Diluted	52,246	48,770	51,250	48,330
Comprehensive loss:
Net loss	$ (56,403)	$ (302,891)	$ (439,495)	$ (681,175)
Other comprehensive income (loss):

Foreign currency translation adjustment	494	(1,599)	(2,713)	(267)
Reclassification of foreign currency translation adjustment realized upon sale of foreign subsidiary	1,492	—	1,492	—
Total other comprehensive income (loss)	1,986	(1,599)	(1,221)	(267)
Comprehensive loss	$ (54,417)	$ (304,490)	$ (440,716)	$ (681,442)

(1)Total stock-based compensation expense, inclusive of employer payroll taxes, was allocated as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Research and development	$ 3,214	$ 33,976	$ 48,028	$ 122,086
General and administrative	10,799	19,671	46,608	69,238
Total	$ 14,013	$ 53,647	$ 94,636	$ 191,324

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$ (439,495)	$ (681,175)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	47,368	57,670
Stock-based compensation	91,783	187,047
Goodwill impairment	47,858	—
Restructuring related impairment charges	4,823	—
Loss on investments and equity method investments	16,282	46,331
Loss on deconsolidation of subsidiary	7,013	—
Change in fair value of warrant liabilities	(5,701)	1,387
Change in fair value of contingent consideration liability	3,698	10,217
Non-cash lease expense	20,619	24,635
Non-cash in-process research and development	19,796	3,981
Impairment of long-lived assets	—	121,404
Other non-cash activity	655	3,053
Changes in operating assets and liabilities:
Accounts receivable	(6,101)	21,168
Prepaid expenses and other current assets	3,487	13,557
Operating lease right-of-use assets	19,224	9,277
Other non-current assets	(196)	(2,733)
Accounts payable, accrued expenses and other current liabilities	(31,099)	(4,822)
Deferred revenue, current and non-current	(67,779)	(29,382)
Operating lease liabilities, current and non-current	(11,383)	(18,310)

Other non-current liabilities	1,998	(974)
Net cash used in operating activities	(277,150)	(237,669)
Cash flows from investing activities:
Purchases of property and equipment	(48,831)	(37,355)
Business acquisition	(5,400)	—
Proceeds from sales of marketable securities	3,951	—
Proceeds from sale of equipment	591	3,000
Other	538	336
Net cash used in investing activities	(49,151)	(34,019)
Cash flows from financing activities:
Proceeds from exercise of stock options	84	79
Principal payments on finance leases	(694)	(977)
Contingent consideration payment	(922)	(1,082)
Other	(4)	(604)
Net cash used in financing activities	(1,536)	(2,584)
Effect of foreign exchange rates on cash and cash equivalents	(208)	(690)
Net decrease in cash, cash equivalents and restricted cash	(328,045)	(274,962)

Cash and cash equivalents, beginning of period	944,073	1,315,792
Restricted cash, beginning of period	45,511	53,789
Cash, cash equivalents and restricted cash, beginning of period	989,584	1,369,581

Cash and cash equivalents, end of period	616,214	1,049,244
Restricted cash, end of period	45,325	45,375
Cash, cash equivalents and restricted cash, end of period	$ 661,539	$ 1,094,619

Selected Non-GAAP Financial Measures
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss (1)	$ (56,403)	$ (302,891)	$ (439,495)	$ (681,175)
Interest income, net	(9,251)	(15,020)	(31,275)	(43,914)
Income tax expense (benefit)	(375)	(22)	(154)	127
Depreciation and amortization	17,171	21,060	47,368	57,670
EBITDA	(48,858)	(296,873)	(423,556)	(667,292)
Stock-based compensation (2)	14,013	53,647	94,636	191,324
Impairment expense (3)	—	112,403	47,858	121,404
Restructuring charges (4)	2,949	—	20,015	—
Merger and acquisition related expenses (5)	(796)	12,253	6,110	43,127
Loss on equity method investments	—	—	—	1,516
Loss on investments	6,912	36,324	16,282	44,815
Loss on deconsolidation of subsidiary	7,013	—	7,013	—
Change in fair value of warrant liabilities	(1,528)	(1,891)	(5,701)	1,387
Change in fair value of convertible notes	281	317	1,127	121
Adjusted EBITDA	$ (20,014)	$ (83,820)	$ (236,216)	$ (263,598)
(1)All periods include non-cash revenue when earned, including $45.4 million in the three and nine months ended September 30, 2024, recognized pursuant to the termination of revenue contracts with Motif.
(2)Includes $0.2 million and $1.1 million in employer payroll taxes for the three months ended September 30, 2024 and 2023, respectively, and $2.9 and $4.3 million for the nine months ended September 30, 2024 and 2023, respectively.
(3)For 2024, includes $47.9 million related to goodwill impairment. For the three months ended September 30, 2023, includes a $16.2 million impairment loss on lab equipment and a $96.2 million impairment loss on an operating lease right-of-use asset and related leasehold improvements associated with an exited Zymergen leased facility. For the nine months ended September 30, 2023, includes a $25.2 million impairment loss on lab equipment and a $96.2 million impairment loss on lease assets associated with the exited Zymergen leased facility.
(4)Restructuring charges consist of employee termination costs from the reduction in force commenced in June 2024, as well as the impairment of a right-of-use asset relating to facilities consolidation.
(5)Represents transaction and integration costs directly related to mergers and acquisitions, including: (i) due diligence, legal, consulting and accounting fees associated with acquisitions, (ii) post-acquisition employee retention bonuses and severance payments, (iii) the fair value adjustments to contingent consideration liabilities resulting from acquisitions, (iv) costs associated with the Zymergen Bankruptcy, as well as securities litigation costs, net of insurance recovery. Not included in this adjustment are non-cash charges for acquired in-process research and development expenses, which totaled $19.8 million and $4.0 million in the nine months ended September 30, 2024 and 2023, respectively.

Ginkgo Bioworks Holdings, Inc.
Segment Information
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Cell Engineering	$ 75,089	$ 37,176	$ 139,183	$ 116,555
Biosecurity	13,957	18,254	44,013	100,145
Total revenue	89,046	55,430	183,196	216,700
Segment cost of revenue:
Cell Engineering	2,016	—	3,930	—
Biosecurity	9,987	6,923	30,996	47,394
Segment research and development expense:
Cell Engineering	57,201	90,889	253,790	275,494
Biosecurity	141	313	720	1,408
Total segment research and development expense	57,342	91,202	254,510	276,902
Segment general and administrative expense:
Cell Engineering	29,319	42,617	103,167	155,216
Biosecurity	10,040	12,207	33,169	42,862
Total segment general and administrative expense	39,359	54,824	136,336	198,078
Segment operating (loss) income:
Cell Engineering	(13,447)	(96,330)	(221,704)	(314,155)
Biosecurity	(6,211)	(1,189)	(20,872)	8,481
Total segment operating loss	(19,658)	(97,519)	(242,576)	(305,674)
Operating expenses not allocated to segments:
Stock-based compensation (1)	14,013	53,647	94,636	191,324
Depreciation and amortization	17,171	21,060	47,368	57,670
Impairment expense (2)	—	112,403	47,858	121,404
Restructuring charges	2,949	—	20,015	—
Change in fair value of contingent consideration liability	1,413	1,764	3,698	10,217
Loss from operations	$ (55,204)	$ (286,393)	$ (456,151)	$ (686,289)
(1)Includes $0.2 million and $1.1 million in employer payroll taxes for the three months ended September 30, 2024 and 2023, respectively, and $2.9 million and $4.3 million in employer payroll taxes for the nine months ended September 30, 2024 and 2023, respectively.
(2)For 2024, includes $47.9 million related to goodwill impairment. For the three months ended September 30, 2023, includes a $16.2 million impairment loss on lab equipment and a $96.2 million impairment loss on an operating lease right-of-use asset and related leasehold improvements associated with an exited Zymergen leased facility. For the nine months ended September 30, 2023, includes a $25.2 million impairment loss on lab equipment and a $96.2 million impairment loss on lease assets associated with the exited Zymergen leased facility.